Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of Sprouts Farmers Markets, LLC of our report dated October 5, 2012, relating to the financial statements of Sunflower Farmers Markets, Inc. as of December 31, 2011, and for the year ended December 31, 2011, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

July 29, 2013

Denver, Colorado